UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2024 (May 31, 2024)

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosures in Item 3.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sale of Equity Securities

Sale of Series F Convertible Preferred Stock

As previously reported on a Current Report on Form 8-K filed on June 30, 2022, the Company entered into a Securities Purchase Agreement, dated June 26, 2022 (the “Original SPA”), as subsequently amended by the Series F SPA Amendment Agreement dated February 8, 2024 (the “Series F Amendment Agreement”, and together with the Original SPA, the “SPA”), with Alpha Capital Anstalt (“Alpha”), pursuant to which Alpha purchased 10,000 shares of the Company’s Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and a warrant to purchase 5,212,510 shares of the Company’s Common Stock. Pursuant to the terms of the SPA, Alpha had the right to purchase up to an aggregate of $25,000,000 stated value of the Series F Convertible Preferred and accompanying warrants (the “Additional Investment Right”), at a purchase price equal to the volume-weighted average prices (“VWAPs”) of the Company’s common stock for three trading days prior to the date Alpha gives notice to the Company that it will exercise its Additional Investment Right (the “Investor Notice”).

On May 31, 2024, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with Alpha pursuant to which, among other things, Alpha transferred and assigned to certain institutional and accredited investors (the “Assignees”), the rights and obligations to purchase up to $525,000 of Series F Convertible Preferred and accompanying warrants pursuant to the Additional Investment Right provided in the SPA (the “Assigned Rights”).

The Assignment Agreement also provides that Alpha will receive a reduction in the Exercise Price (as defined in the Existing Warrants) from $7.60 to $0.60 per share of Common Stock for certain warrants previously issued to Alpha on June 5, 2023 (the “Existing Warrants”). The shares of Common Stock issuable upon exercise of the Existing Warrants were registered pursuant to a registration statement on Form S-1 (File No. 333-273332) initially filed on July 19, 2023 and declared effective on July 27, 2023.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

On May 31, 2024, in connection with the Assigned Rights, the Company received Investor Notices from Alpha and certain of the Assignees for the aggregate purchase of 1,050 shares of Series F Convertible Preferred convertible into 1,632,970 shares of Common Stock at a conversion price of $0.643 and warrants to purchase up to 1,632,970 shares of Common Stock (the “May Additional Warrants”) an exercise price of $0.643 per share for an aggregate purchase price of $1,050,000. The Warrants will be immediately exercisable upon issuance and have a three-year term. The Series F Convertible Preferred and Warrants are being issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

A form of the May Additional Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference. The foregoing summary of the terms of the May Additional Warrant is subject to, and qualified in its entirety by, such document.

The foregoing descriptions of the Original SPA and the Series F Amendment Agreement, do not purport to be complete and are qualified in their entirety by references to the Original SPA filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 30, 2022, and the Series F Amendment Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 8, 2024.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

4.1	Form of May Additional Warrant Agreement

10.1	Form of Assignment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer